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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-02791, 333-09395, 333-83799, 333-83801, 333-83803, 333-83805, 333-58646,
333-107404 and 333-125604 on Form S-8 and Registration Statement Nos. 333-108490 and 333-115312 on Form S-3 of Mesa Air Group, Inc., of our report dated
December 14, 2005 (August 4, 2006 as to the effects of the restatement discussed in Note 22), relating to the consolidated financial statements of Mesa Air Group, Inc. (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the Company's significant code-sharing agreements and the restatement discussed in Note 22), and our report relating to management's report on the effectiveness of internal control over financial reporting dated December 14, 2005 (August 4, 2006 as to the effect of the material weakness described in Management's Report On Internal Control Over Financial Reporting (as revised), (which report expresses an adverse opinion on the effectiveness of internal control over financial reporting), appearing in this Annual Report on Form 10-K/A of Mesa Air Group, Inc. for the year ended September 30, 2005.

/s/ Deloitte & Touche LLP

Phoenix, Arizona
August 4, 2006

December